Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Merger Agreement”), dated as of October 14, 2013, is by and between GAMCO Investors, Inc., a New York corporation (“Parent”), and GAMCO Investors, Inc., a Delaware corporation (“Subsidiary”), pursuant to Article 9 of the Business Corporation Law of the State of New York (the “NYBCL”) and Subchapter IX of Title 8 of the Delaware General Corporation Law (the “DGCL”).

W I T N E S S E T H:

WHEREAS, Parent is a corporation duly organized and in good standing under the laws of the State of New York;

WHEREAS, Subsidiary is a corporation duly organized and in good standing under the laws of the State of Delaware;

WHEREAS, Parent currently holds all of the issued and outstanding shares of stock of Subsidiary;

WHEREAS, the respective Boards of Directors of Parent and Subsidiary have determined that it is advisable and in the best interests of such corporations and their stockholders for Parent to merge with and into Subsidiary, for the sole purpose of changing the Parent’s state of incorporation from the State of New York to the State of Delaware; and

WHEREAS, the Board of Directors of Parent has directed that this Merger Agreement be submitted to a vote of Parent’s shareholders for approval in accordance with the NYBCL; and

WHEREAS, the sole stockholder of Subsidiary has approved this Merger Agreement by execution of a written consent in accordance with Section 228 of the DGCL.

NOW, THEREFORE, in consideration of the premises, mutual agreements and covenants set forth herein, the parties hereto agree as follows:

ARTICLE 1:  The Merger.

(a)           Upon the terms and subject to the conditions set forth in this Merger Agreement, at the Effective Time (as defined below), Parent shall be merged with and into Subsidiary (the “Merger”), and the separate existence of Parent shall cease and Subsidiary shall be the entity surviving the Merger (hereinafter referred to as the “Surviving Entity”), which shall continue to exist under, and be governed by, the laws of the State of Delaware.  The Merger shall have the effects specified in the DGCL, including Section 259 of Subchapter IX of Title 8 of the DGCL, the NYBCL, including Section 906 of Article 9 of the NYBCL, and this Merger Agreement.

(b)           Subject to Article 9 hereof, the Merger shall become effective upon the later of (i) the acceptance for filing of the Delaware Certificate of Ownership and Merger (the “Delaware Certificate of Merger”), to be prepared and filed with the Secretary of State of the State of Delaware, pursuant to Section 253 of the DGCL, (ii) the acceptance for filing of the New York Certificate of Merger (the “New York Certificate of Merger”), to be prepared and filed with the New York Department of State, pursuant to Section 907(e) of the NYBCL, and (iii) such other time as agreed upon by the parties and set forth in the Delaware Certificate of Merger and the New York Certificate of Merger (the “Effective Time”).

ARTICLE 2:  Directors and Officers.  The directors and officers of Parent immediately prior to the Effective Time shall be the directors and officers of the Surviving Entity from and after the Effective Time, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the Surviving Entity or the DGCL.

ARTICLE 3:  Governing Documents.

(a)           The certificate of incorporation of Subsidiary in effect at the Effective Time, in the form attached hereto as Exhibit A, shall be the certificate of incorporation of the Surviving Entity until amended in accordance with applicable law.

(b)           The by-laws of Subsidiary in effect at the Effective Time, in the form attached hereto as Exhibit B, shall be the by-laws of the Surviving Entity until amended in accordance with applicable Law.

ARTICLE 4:  Name.  From and after the Effective Time, the name of the Surviving Entity shall be: GAMCO Investors, Inc.

ARTICLE 5:  Effect of Merger on Capital Stock.

(a)           At the Effective Time, (i) each share of Class A common stock of Parent issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of Class A common stock of the Surviving Entity, (ii) each share of Class B common stock of Parent issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of Class B common stock of the Surviving Entity, and each issued and outstanding share of common stock of Subsidiary, all of which are owned by Parent, shall be automatically retired and canceled, without the payment of consideration therefor.

(b)           At the Effective Time, each option, warrant, restricted stock unit or other security of Parent issued and outstanding immediately prior to the Effective Time shall be converted into and shall be an identical security of the Surviving Entity and shares of Class A common stock or Class B common stock of the Surviving Entity shall be reserved for purposes of the exercise of such options, warrants, restricted stock units or other securities for each share of Class A common stock or Class B common stock of Parent so reserved prior to the Effective Time.

(c)           At and after the Effective Time, all of the outstanding certificates or other documents that immediately prior to the Effective Time evidenced ownership of securities of Parent shall be deemed for all purposes to evidence ownership of and to represent the securities of the Surviving Entity into which such securities of Parent have been converted, as herein provided, and shall be so registered on the books and records of the Surviving Entity or its transfer agent.  The registered owner of any such outstanding certificate or other document evidencing ownership of securities of Parent shall, until such certificate or other document shall have been surrendered for transfer or otherwise accounted for to the Surviving Entity or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the securities evidenced by such certificate or other document, as above provided.

ARTICLE 6:  Transfer, Conveyance and Assumption.  Without limiting the generality of the foregoing, at the Effective Time, (i) the Surviving Entity shall, without further transfer, succeed to and possess all of the rights, privileges, franchises, immunities and powers of Parent; (ii) all of the assets and property of whatever kind and character of Parent shall vest in the Surviving Entity without further act or deed; and (iii) the Surviving Entity, shall, without further act or deed, assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of Parent, including, without limitation, all outstanding indebtedness of Parent.

ARTICLE 7:  Employee Benefit and Compensation Plans.  At the Effective Time, each employee benefit plan, incentive compensation plan and other similar plans to which Parent is then a party shall be assumed by, and continue to be the plan of, the Surviving Entity.  To the extent any employee benefit plan, incentive compensation plan or other similar plan of Parent provides for the issuance or purchase of, or otherwise relates to, securities of Parent, after the Effective Time such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the securities of the Surviving Entity into which such securities of Parent have been converted as herein provided.

ARTICLE 8:  Further Assurances.  In the event that this Merger Agreement shall have been fully approved and adopted by the Parent in accordance with the provisions of the NYBCL and by the Subsidiary in accordance with the provisions of the DGCL, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of New York and by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of New York and the State of Delaware and elsewhere to effectuate the Merger herein provided for. The directors and officers of the Parent and Subsidiary are fully authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Merger Agreement or of the Merger herein provided for.

ARTICLE 9:  Shareholder Approval; Termination.  This Merger Agreement has been submitted to a vote of the shareholders of Parent in accordance with the laws of the State of New York. In the event that this Agreement shall not be approved by the requisite vote of shareholders of Parent entitled to vote thereon, this Merger Agreement shall thereupon be terminated without further action of the parties hereto.  Notwithstanding the foregoing, this Merger Agreement may also be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, if the Board of Directors of Parent determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of Parent and its shareholders.  In the event of the termination and abandonment of this Merger Agreement, this Merger Agreement shall become null and void and have no effect, without any liability on the part of either Parent or Subsidiary, or any of their respective shareholders, stockholders, directors or officers.

ARTICLE 10:  Amendments; Waivers.

(a)           Any provision of this Merger Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by Parent and Subsidiary, provided that an amendment shall not (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any securities of Parent to be effected by the Merger; (ii) alter or change any term of the certificate of incorporation of the Surviving Entity; or (iii) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any securities of Parent.

(b)           No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

ARTICLE 11:  Successors and Assigns.  The provisions of this Merger Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Merger Agreement without the consent of the other party hereto.

ARTICLE 12:  Governing Law.  This Merger Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflicts of law.

ARTICLE 13:  Consent to Jurisdiction.  Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any New York state court, or the United States District Court, Southern District of New York, in each case sitting in the County of New York over any action or proceeding arising out of or relating to this Merger Agreement and the transactions contemplated hereby and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such New York state or Federal court.

ARTICLE 14:  Counterparts; Effectiveness.  This Merger Agreement may be signed in any number of counterparts, each of which shall be considered to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Merger Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

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IN WITNESS WHEREOF, the undersigned, being authorized officers of the constituent corporations, have executed this Merger Agreement as of the date first above written.

PARENT:

GAMCO INVESTORS, INC.
a New York corporation

By:	/s/ Douglas R. Jamieson
Name:	Douglas R. Jamieson
Title:	President and Chief Operating Officer

SUBSIDARY / SURVIVING ENTITY:

GAMCO INVESTORS, INC.
a Delaware corporation

By:	/s/ Robert S. Zuccaro
Name:	Robert S. Zuccaro
Title:	Chairman of the Board and President

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GAMCO INVESTORS, INC.

__________________________________
Pursuant to Sections 242 and 245 of the Delaware General Corporation Law

GAMCO Investors, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), hereby certifies as follows:

FIRST                      The name of the Corporation is: GAMCO Investors, Inc.

SECOND                 The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 14, 2013.

THIRD                     The Amended and Restated Certificate of Incorporation of the Corporation, which amends and restates the Corporation’s original Certificate of Incorporation in its entirety, has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL, by the board of directors and stockholders of the Corporation.

FOURTH                 The original Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety, as set forth on Exhibit A, attached hereto.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by an authorized officer of the Corporation, this ___ day of ________, 2013.

GAMCO Investors, Inc.

By:
Name:
Title:

Exhibit A to Certificate of Incorporation

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GAMCO INVESTORS, INC.
__________________________________

FIRST                    The name of this Corporation is: GAMCO Investors, Inc. (the “Corporation”).

SECOND               The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is: 874 Walker Road, Suite C, Dover, DE 19904, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is: United Corporate Services, Inc.

THIRD                   The nature of the business and of the purposes to be conducted and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

FOURTH               (a)  The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 210,000,000 shares, consisting of: (i) 100,000,000 shares of Class A Common Stock, par value of $.001 per share (the “Class A Common Stock”), (ii) 100,000,000 shares of Class B Common Stock, par value of $.001 per share (the “Class B Common Stock”), and (iii) 10,000,000 shares of Preferred Stock, having a par value of $.001 per share (the “Preferred Stock”).  The powers, preferences and rights, and the qualifications, limitations and restrictions of each class of stock of the Corporation are as follows:

(b)           Common Stock.

1.           Voting.  (A)  At each annual or special meeting of stockholders, in the case of any written consent of stockholders in lieu of a meeting and for all other purposes, each holder of record of shares of Class A Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Class A Common Stock standing in such person’s name on the stock transfer records of the Corporation, and each holder of record of Class B Common Stock on the relevant record date shall be entitled to ten (10) votes for each share of Class B Common Stock standing in such person’s name on the stock transfer records of the Corporation.  Except as otherwise required by law and subject to the rights of holders of any series of Preferred Stock of the Corporation that may be issued from time to time, the holders of shares of Class A Common Stock and of shares of Class B Common Stock shall vote as a single class on all matters with respect to which a vote of the stockholders of the Corporation is required under applicable law, the Certificate of Incorporation, or the By-laws of the Corporation, or on which a vote of stockholders is otherwise duly called for by the Corporation, including, but not limited to, the election of directors, matters concerning the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, mergers or consolidations with another entity or entities, dissolution of the Corporation and amendments to the Certificate of Incorporation of the Corporation.  Except as otherwise provided in this Article FOURTH or required by applicable law, whenever applicable law, the Certificate of Incorporation of the Corporation or the By-laws of the Corporation provide for the necessity of an affirmative vote of the stockholders entitled to cast at least a “majority (or any other greater percentage) of the votes which all stockholders are entitled to cast thereon,” or a “majority (or any other greater percentage) of the Voting Stock” (as defined below), or language of similar effect, any and all such language shall mean that the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote as one class and that such majority (or any other greater percentage) consists of a majority (or such other greater percentage) of the total number of votes entitled to be cast in accordance with the provisions of this Article FOURTH.  For purposes of this Certificate of Incorporation, “Voting Stock” shall mean all the then-outstanding shares of capital stock entitled to vote generally in the election of directors, considered as a single class.

(B)           Neither the holders of shares of Class A Common Stock nor the holders of shares of Class B Common Stock shall have cumulative voting rights.

2.           Dividends; Stock Splits.  Subject to the rights of the holders of shares of any series of Preferred Stock, and subject to any other provisions of the Certificate of Incorporation of the Corporation, holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors of the Corporation (the “Board of Directors”) from time to time out of assets or funds of the Corporation legally available therefor.  If at any time a dividend or other distribution in cash or other property (other than dividends or other distributions payable in shares of common stock or other voting securities or options or warrants to purchase shares of common stock or other voting securities or securities convertible into or exchangeable for shares of common stock or other voting securities) is paid on the shares of Class A Common Stock or shares of Class B Common Stock, a like dividend or other distribution in cash or other property shall also be paid on shares of Class B Common Stock or shares of Class A Common Stock, as the case may be, in an equal amount per share.  If at any time a dividend or other distribution payable in shares of common stock or options or warrants to purchase shares of common stock or securities convertible into or exchangeable for shares of common stock is paid on shares of Class A Common Stock or Class B Common Stock, a like dividend or other distribution shall also be paid on shares of Class B Common Stock or Class A Common Stock, as the case may be, in an equal amount per share; provided that, for this purpose, if shares of Class A Common Stock or other voting securities, or options or warrants to purchase shares of Class A Common Stock or other voting securities or securities convertible into or exchangeable for shares of Class A Common Stock or other voting securities, are paid on shares of Class A Common Stock and shares of Class B Common Stock or voting securities identical to the other securities paid on the shares of Class A Common Stock (except that the voting securities paid on the Class B Common Stock may have up to ten (10) times the number of votes per share as the other voting securities to be received by the holders of the Class A Common Stock) or options or warrants to purchase shares of Class B Common Stock or such other voting securities or securities convertible into or exchangeable for shares of Class B Common Stock or such other voting securities, are paid on shares of Class B Common Stock, in an equal amount per share of Class A Common Stock and Class B Common Stock, such dividend or other distribution shall be deemed to be a like dividend or other distribution.  In the case of any split, subdivision, combination or reclassification of shares of Class A Common Stock or Class B Common Stock, the shares of Class B Common Stock or Class A Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.

3.           Liquidation, Dissolution, etc.  In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution to stockholders, subject to the rights of the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

4.           Mergers, etc.  In the event of any corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of shares of Class A Common Stock or the holders of shares of Class B Common Stock, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall receive the same consideration on a per share basis; provided that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of shares of Class B Common Stock may receive, on a per share basis, voting securities with up to ten (10) times the number of votes per share as those voting securities to be received by the holders of shares of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with up to ten (10) times the number of votes per share as the voting securities issuable upon exercise of the options or warrants to be received by the holders of the shares of Class A Common Stock, or into which the convertible or exchangeable securities to be received by the holders of the shares of Class A Common Stock may be converted or exchanged).

5.           Power to Sell and Purchase Shares.  Subject to applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law.  Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

6.           Rights Otherwise Identical.  Except as otherwise expressly set forth in this Article FOURTH, the rights of the holders of Class A Common Stock and the rights of the holders of Class B Common Stock shall be in all respects identical.

7.           Preemptive Rights.  The holders of the Class A and Class B Common Stock shall have no preemptive rights to subscribe for any shares of any class or series of stock of the Corporation whether now or hereafter authorized.

(c)           Preferred Stock.

1.           The holders of the Preferred Stock shall have no preemptive rights to subscribe for any shares of any class or series of stock of the Corporation whether now or hereafter authorized.

2.           The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is authorized to establish and designate one or more series of the Preferred Stock, to issue shares of the Preferred Stock in such series and to fix the number of shares in a series, the rights, designations, powers and preferences, and the qualifications, limitations and restrictions, of each series and the relative rights, preferences and limitations as between series.  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(A)       the number of shares constituting that series and the distinctive designation of that series;

(B)        the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the rights of priority, if any, of payments of dividends on shares of that series relative to shares of other classes or series;

(C)        whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(D)        whether that series shall have conversion or exchange privileges or be subject to conversion or exchange obligations, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

(E)        whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(F)        whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(G)        the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding shares of the Corporation;

(H)        the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the rights of priority, if any, of payment of shares of that series relative to shares of other classes or series;

(I)         any restrictions on transfers of shares of that series; and

(J)         any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

FIFTH                     The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:

(a)           The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b)           The Board of Directors shall have the power to make, adopt, alter, amend and repeal the By-laws of the Corporation without the assent or vote of the stockholders, including, without limitation, the power to fix, from time to time, the number of directors that shall constitute the whole Board of Directors, subject to the right of the stockholders to alter, amend and repeal the By-laws made by the Board of Directors.

(c)           The number of directors of the Corporation shall consist of one or more members and shall be from time to time fixed by, or in the manner provided in, the By-laws of the Corporation.  Election of directors need not be by written ballot unless the By-laws so provide.

(d)           In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Board of Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the Board of Directors which would have been valid if such By-laws had not been adopted.

(e)           Subject to any rights of holders of Preferred Stock or any other series or class of stock, any member of the Board of Directors or the entire Board of Directors may be removed, with or without cause, at any time prior to the expiration of his term by the holders of a majority of the shares entitled to vote at an election of directors.

(f)            Subject to any rights of holders of Preferred Stock or any other series or class of stock, and unless the Board of Directors otherwise determines, any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum.

SIXTH                    (a)  To the fullest extent permitted by the DGCL, as it exists on the date hereof or as it may hereafter be amended, a director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived any improper personal benefit.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

(b)           The Corporation shall, to the fullest extent permitted by law, indemnify and hold harmless and advance expenses to any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation, any predecessor to the Corporation or any subsidiary or affiliate of the Corporation. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article SIXTH and applicable law shall not be deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise.

(c)           Neither any amendment nor repeal of this Article SIXTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SIXTH, shall eliminate or reduce the effect of this Article SIXTH in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article SIXTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

SEVENTH              The Corporation hereby expressly elects not to be governed by or subject to Section 203 of the DGCL.

EIGHTH                 The Corporation, GGCP, Inc. (“GGCP”) and other Gabellis (as defined below) may engage in the same areas of corporate opportunities, and benefits will be derived by the Corporation through its continued contractual, corporate and business relations with GGCP and other Gabellis (including possible service of officers and directors of GGCP, or any other Gabelli, as officers and directors of the Corporation).  The provisions of this Article EIGHTH are set forth to regulate and define the permitted conduct of certain affairs of the Corporation as they may involve a Gabelli (including GGCP) and their officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

(a)           Definitions.  For purposes of this Article EIGHTH:

(1)           “corporate opportunities” potentially allocable to the Corporation consist of business opportunities that (i) the Corporation is financially able to undertake; (ii) are, from their nature, in the Corporation’s actual line or lines of business and are of practical advantage to the Corporation; and (iii) are ones in which the Corporation has an interest or reasonable expectancy; provided, that “corporate opportunities” do not include transactions in which the Corporation or a Gabelli is permitted to participate pursuant to any agreement between the Corporation and such Gabelli that is entered into with the approval of the members of the Board of Directors and do not include passive investments;

(2)           the “Corporation” includes its subsidiaries and other entities in which it beneficially owns, directly or indirectly, 50% or more of the outstanding voting securities or comparable interests;

(3)           a “Gabelli” includes (i) Mr. Gabelli (as hereinafter defined), so long as he is an officer or director of the Corporation or beneficially owns a controlling interest in the Corporation, (ii) any member of his “immediate family” (which shall include Mr. Gabelli’s spouse, parents, children and siblings) who is at the time an officer or director of the Corporation and (iii) any entity in which persons qualifying as Gabellis pursuant to clauses (i) and (ii) above beneficially own in the aggregate a controlling interest of the outstanding voting securities or comparable interests;

(4)           “Mr. Gabelli” means Mr. Mario J. Gabelli;

(5)           “Permissible Accounts” mean (i) those investment funds and accounts currently managed by Mr. Gabelli outside the Corporation under performance fee arrangements but only to the extent, in the case of an investment fund, such fund’s investors consist solely of one or more of the persons who were investors as of the date of the initial issuance of the Corporation’s Class A Common Stock in the public offering contemplated by the Corporation’s Registration Statement on Form S-1 (File No. 333-51023) (the “IPO Consummation Date”) and the successors, heirs, donees or immediate families thereof and, in the case of an investment account, the parties to such account are solely one or more of the persons who were parties to such account as of the IPO Consummation Date and the successors, heirs, donees or immediate families thereof (collectively, “Qualifying Persons”) and (ii) successor funds and accounts which serve no persons other than the Qualifying Persons referred to in clause (i), which funds and accounts operate according to an investment style similar to such other accounts or funds and which style is not used at the Corporation as of the IPO Consummation Date and which are subject to performance fee arrangements; and

(6)           “Trigger Date” means the date on which Mr. Gabelli “beneficially” owns (within the meaning of Section 13(d) of the of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect on the effective date of this Certificate of Incorporation) less than a majority of the voting power of the Voting Stock.

(b)           Corporate Opportunities Policy.

(1)           Except with respect to corporate opportunities that involve Permissible Accounts, if a Gabelli acquires knowledge of a potential transaction on a matter that is a corporate opportunity for both any Gabelli and the Corporation, such Gabelli will have a duty to communicate that opportunity to the Corporation and may not pursue that opportunity or direct it to another person except as permitted by paragraph (3) of this Section (b) of Article EIGHTH.

(2)           If a director or officer of the Corporation other than a Gabelli acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and a Gabelli, such director or officer must act in good faith in accordance with the following two-part policy.

(A)           A corporate opportunity offered to any person who is a director but not an officer of the Corporation and who is also a director (whether or not an officer) of an entity which is at the time a Gabelli will belong to such Gabelli or to the Corporation, as the case may be, depending on whether the opportunity is expressly offered to the person primarily in his or her capacity as an officer or director of the entity which is at the time a Gabelli or of the Corporation, respectively.  Otherwise, the opportunity will belong to the Corporation to the same extent as if the opportunity came directly to the Corporation.

(B)           A corporate opportunity offered to any person who is an officer (whether or not a director) of the Corporation and who is also a director or an officer of an entity which is at the time a Gabelli will belong to the Corporation, unless the opportunity is expressly offered to that person primarily in his or her capacity as a director or officer of the entity which is at the time a Gabelli, in which case the opportunity will belong to such Gabelli to the same extent as if the opportunity came directly to a Gabelli.

To the fullest extent permitted by law, a director or officer of the Corporation (other than a Gabelli) who acts in accordance with the foregoing two-part policy (i) will be deemed fully to have satisfied his or her fiduciary duties to the Corporation and its stockholders with respect to such corporate opportunity, (ii) will not be liable to the Corporation or its stockholders for any breach of fiduciary duty by reason of the fact that a Gabelli pursues or acquires such opportunity or directs such corporate opportunity to another person or entity or does not communicate information regarding such opportunity to the Corporation, (iii) will be deemed to have acted in good faith and in a manner he or she reasonably believes to be in the best interests of the Corporation, and (iv) will be deemed not to have breached his or her duty of loyalty to the Corporation or its stockholders and not to have derived an improper benefit therefrom.

(3)           Any corporate opportunity that belongs to a Gabelli or to the Corporation pursuant to the foregoing paragraphs shall not be pursued by the other (or directed by the other to another person or entity) unless and until such Gabelli or the Corporation, as the case may be, determines not to pursue the opportunity.  If the party to whom the corporate opportunity belongs does not, however, within a reasonable period of time, begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith, the other party may pursue such opportunity (or direct it to another person or entity).

(c)           Conflict of Interest Policy.  (1)  To the fullest extent permitted by law, no contract, agreement, arrangement, or transaction between the Corporation and a Gabelli or any customer or supplier or any entity in which a director of the Corporation has a financial interest (a “Related Entity”), or one or more of the directors or officers of the Corporation, or any Related Entity, any amendment, modification, or termination thereof, or any waiver of any right thereunder, will be voidable solely because a Gabelli or such customer or supplier, any Related Entity, or any one or more of the officers or directors of the Corporation or any Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors, or committee thereof, that authorizes the contract, agreement, arrangement, transaction, amendment, modification, termination, or waiver (each a “Transaction”) or solely because their votes are counted for such purpose, if any of the following four requirements are met:

(A)           the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the Board of Directors or the committee thereof that authorizes the Transaction, and the Board of Directors or such committee in good faith approves the Transaction by the affirmative vote of a majority of the disinterested directors on the Board of Directors or such committee, even if the disinterested directors are less than a quorum;

(B)           the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the holders of Voting Stock entitled to vote thereon, and the Transaction is specifically approved by vote of the holders of a majority of the voting power of the then outstanding Voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class;

(C)           the Transaction is effected pursuant to guidelines that are in good faith approved by a majority of the disinterested directors on the Board of Directors or the applicable committee thereof or by vote of the holders of a majority of the then outstanding Voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class; or

(D)           the Transaction is fair to the Corporation as of the time it is approved by the Board of Directors, a committee thereof or the stockholders of the Corporation.

(2)           To the fullest extent permitted by law, if the requirements of (A), (B), (C) or (D) of paragraph (1) above are met, such Gabelli, the Related Entity, and the directors and officers of the Corporation, or the Related Entity (as applicable) will be deemed to have acted reasonably and in good faith (to the extent such standard is applicable to such person’s conduct) and fully to have satisfied any duties of loyalty and fiduciary duties they may have to the Corporation and its stockholders with respect to such Transaction.

(3)           To the fullest extent permitted by law, any Transaction authorized, approved, or effected, and each of such guidelines so authorized or approved, as described in (A), (B), or (C) above, will be deemed to be entirely fair to the Corporation and its stockholders, except that, if such authorization or approval is not obtained, or such Transaction is not so effected, no presumption will arise that such Transaction or guideline is not fair to the Corporation and its stockholders.  To the fullest extent permitted by law and this Certificate of Incorporation, a Gabelli will not be liable to the Corporation or its stockholders for breach of any fiduciary duty that a Gabelli may have as a director of the Corporation by reason of the fact that a Gabelli takes any action in connection with any transaction between such Gabelli and the Corporation.

(d)           For purposes of the provisions contained in this Article EIGHTH, a “disinterested director” shall mean a director that is not a Gabelli and who does not have a financial interest in the Transaction and interests in an entity that are not equity or ownership interests or that constitute less than 10% of the equity or ownership interests of such entity will not be considered to confer a financial interest on any person who beneficially owns such interests.

(e)           Before the Trigger Date, the affirmative vote of the holders of a majority of the outstanding Voting Stock, voting together as a single class, will be required to alter, amend, or repeal any of these conflict of interest or corporate opportunity provisions contained in this Article EIGHTH in a manner adverse to the interests of any Gabelli.  After the Trigger Date, such required vote will be increased to 80% to alter, amend, repeal or replace any of the conflict of interest and corporate opportunity provisions contained herein.

Exhibit B

AMENDED AND RESTATED

BY-LAWS

OF

GAMCO INVESTORS, INC.

ARTICLE I

OFFICES

Section 1.          Registered Office.  The registered office of GAMCO Investors, Inc.  (hereinafter, the “Corporation”) shall be at United Corporate Services, Inc., 874 Walker Road, Suite C, Dover, DE 19904, County of Kent.

Section 2.          Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.          Definitions.  For purposes of these Amended and Restated By-laws (the “By-laws”), “Trigger Date” shall mean the date Mr. Gabelli (as defined below) owns a “beneficial” interest (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, (“Exchange Act”) and the rules and regulations promulgated thereunder, as in effect on the effective date of these By-laws) of less than a majority of the outstanding voting power of the then outstanding shares of stock entitled to vote generally in the election of directors (the “Voting Stock”).  The term “Mr. Gabelli” refers to Mario J. Gabelli and also includes members of his “immediate family” (which shall include Mr. Gabelli’s spouse, parents, children and siblings) and any subsidiaries and other entities in which Mr. Gabelli and members of his immediate family beneficially own a controlling interest of the outstanding voting securities or interests.

Section 2.          Annual Meetings.  Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting given by the Corporation, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.  At each annual meeting, the stockholders entitled to vote shall elect members of the Board of Directors, and they may transact such other corporate business as may properly come before the meeting.

Section 3.          Voting and Proxies.  In accordance with the terms of the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and in accordance with the provisions of these By-laws, each holder of the Corporation’s Class A common stock, par value $.001 per share (the “Class A Common Stock”), shall be entitled to one (1) vote, in person or by proxy, per share and each holder of the Corporation’s Class B common stock, par value $.001 per share (the “Class B Common Stock”), shall be entitled to ten (10) votes, in person or by proxy, per share.  No proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.  All elections for directors shall be decided by a plurality vote; all other questions shall be decided by a majority vote except as otherwise required by these By-laws, the Certificate of Incorporation or the laws of the State of Delaware.

Section 4.          Quorum.  A majority of the voting power of the outstanding shares of the Corporation’s capital stock entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at meetings of stockholders.  In determining whether a quorum is present treasury shares shall not be counted.  If less than a majority of the voting power of the outstanding shares is represented, a majority of the voting power of the shares so represented may adjourn the meeting from time to time without further notice, but until a quorum is secured no other business may be transacted.  The stockholders present at a duly organized meeting may continue to transact business until an adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  At any duly organized meeting, except as otherwise provided by these By-laws or in the Certificate of Incorporation or as required by law, a vote of a majority of the voting power of the stock represented thereat shall decide any question brought before the meeting.

Section 5.          Notice of Meetings.  Except as otherwise required by law, written notice, stating the place, date and time of the annual or special meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at such stockholder’s address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting.  Such notice may be given personally, by mail, or by such other means permitted by the General Corporation Law of the State of Delaware as in effect from time to time or any successor statute thereto (the “DGCL”).  No business other than that stated in the notice shall be transacted at any special meeting.

Section 6.          Special Meetings.  Special meetings of stockholders may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Subject to the rights of holders of any series of preferred stock to elect additional directors under specified circumstances and the rights of stockholders to call a special meeting to elect a sufficient number of directors to conduct the business of the Corporation under specified circumstances, and except as otherwise required by law, special meetings of stockholders can be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board (as defined herein) or the Chairman of the Board, upon not less than ten nor more than sixty days’ written notice, except that prior to the Trigger Date, special meetings shall be called at the request of the holders of a majority of the voting power of the then outstanding Voting Stock.

Section 7.          Nature of Business at Meetings of Stockholders.  Only such business (other than nominations of Directors, which must comply with Article III, Section 6, and matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) may be transacted at an annual meeting of stockholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 7 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 7.

a.         Delivery of Notice.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders.  In the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

b.        Form of Notice.  To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting:

(i)	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(ii)	the name and record address of such stockholder;

(iii)
as to the stockholder giving the notice, (A) the class, series and number of all shares of stock of the Corporation which are owned by such stockholder, (B) the name of each nominee holder for shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder, and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the Corporation;

(iv)
a description of all agreements, arrangements, or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, including any anticipated benefit to the stockholder therefrom;

(v)	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and

(vi)
any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at an annual meeting of stockholders pursuant to Section 14 of the Exchange Act, and the rules promulgated thereunder or any successor statute.

c.        Business to be Conducted.  No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 7.  If the Chairman of an annual meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the Chairman shall declare that the business was not properly brought before the meeting and such business shall not be transacted.  Nothing in this Section 7 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or this Bylaw.

Section 8.          Action by Written Consent.

a.        Unless otherwise provided in the Certificate of Incorporation or by applicable law, any action which, under any provision of the DGCL, is required to or may be taken at any annual or special meeting of stockholders may be taken without a meeting of stockholders, if a consent in writing, setting forth the action so taken, (i) is signed by the holders of record on the record date (established as provided below in Article X, Section 4) of the outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) is delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to an officer or agent of the Corporation having custody of the minute books in which proceedings of meetings of stockholders are recorded.

b.        The delivery of consents submitted pursuant to this Section 8 shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective for the Corporation to take action unless, within sixty (60) calendar days of the earliest dated valid consent delivered in the manner described in this Section 8, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in Section 8(a). Only stockholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting.

c.        Any stockholder of record seeking to have the stockholders give consent to corporate action in writing without a meeting pursuant to this Section 8 shall first request in writing that the Board fix a record date for the purpose of determining the stockholders entitled to give consent to such corporate action, and delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (the “Consent Record Date Request Notice”). Within ten (10) calendar days after receipt of a Consent Record Date Request Notice from any such stockholder, the Board may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to give consent to such corporate action, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board (the “Resolution Adoption Date”), and which record date shall not be more than ten (10) calendar days after the Resolution Adoption Date. If no resolution fixing a record date has been adopted by the Board within such ten (10) calendar day period after the date on which a Consent Record Date Request Notice is received, the record date for determining stockholders entitled to give consent to corporate action in writing without a meeting shall be the first date on which a valid signed written consent setting forth the corporate action taken or proposed to be taken is delivered to the Corporation in the manner described in Section 8(a).

d.          Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in Section 8(b).

e.          Notwithstanding anything in these By-laws to the contrary, no action may be taken by the stockholders by written consent except in accordance with the Certificate of Incorporation and this Section 8. If the Board shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with the Certificate of Incorporation and this Section 8, or the stockholder or stockholders seeking to take such action do not otherwise comply with the Certificate of Incorporation and this Section 8, then the Board shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law.

f.          In addition to the requirements of this Section 8 with respect to stockholders seeking to take an action by written consent, each stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

ARTICLE III

DIRECTORS

Section 1.          General.  The business affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.  The Board of Directors shall consist of not less than three nor more than twelve persons.  Subject to any rights of holders of preferred stock to elect directors under specified circumstances, the exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”).  As of the effective date of these By-laws, and until changed in accordance with the preceding sentence, the number of directors shall be seven (7) directors.  Directors shall be at least eighteen years of age and need not be residents of the State of Delaware nor stockholders of the Corporation.  The directors, other than the first Board of Directors, shall be elected at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.  The first Board of Directors shall hold office until the first annual meeting of stockholders.

Section 2.          Removal.  Subject to the rights of holders of preferred stock to elect and remove directors under specified circumstances, any or all of the directors may be removed, with or without cause, at any time by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

Section 3.          Newly Created Directorships and Vacancies.  Subject to any rights of holders of preferred stock or any other series or class of Stock, and unless the Board of Directors otherwise determines, any new directorships and vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum.  A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.  A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of stockholders and until his successor shall have been elected and qualified.

Section 4.          Books and Records.  The Board of Directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

Section 5.          Compensation.  The Board of Directors, or any committee thereof, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

Section 6.          Nomination of Directors.  Only persons who are nominated in accordance with this Section 6 shall be eligible for election as directors, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 6 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 6.

a.        Delivery of Notice.  In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

b.        Form of Notice.  To be in proper written form, a stockholder’s notice to the Secretary must set forth:

(1)	as to each person whom the stockholder proposes to nominate for election as a director:

(i)	the name, age, business address and residence address of such person,

(ii)	the principal occupation or employment of such person,

(iii)
(A) the class, series and number of all shares of stock of the Corporation which are owned by such person, (B) the name of each nominee holder for shares owned beneficially but not of record by such person and the number of shares held by each such nominee holder and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of the Corporation;  and

(iv)
any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder or any successor statute; and

(2)	as to the stockholder giving the notice

(i)	the name and record address of such stockholder;

(ii)
(A) the class, series and number of all shares of stock of the Corporation which are owned by such stockholder, (B) the name of each nominee holder for shares owned beneficially but not of record by such stockholder and the number of shares held by each such nominee holder, and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest  or other transaction has been entered into by or on behalf of such stockholder with respect to the stock of the Corporation;

(iii)
a description of all agreements, arrangements, or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, and any material interest of such stockholder in such nomination, including any anticipated benefit to the stockholder therefrom;

(iv)	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

(v)
any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or any successor statute.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 6.  If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

Section 1.          Time and Place.  Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware.  Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 2.          Special Meetings.  Special meetings of the Board of Directors may be called by the Chief Executive Officer on two days’ notice to each director, either personally or by mail or by electronic transmission, or on such shorter notice as the person calling such meeting may deem necessary or appropriate in the circumstances; special meetings shall be called by the Chief Executive Officer or Secretary in like manner and on like notice on the written request of two directors.

Section 3.          Notice.  Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 4.          Quorum.  A majority of the Whole Board shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the Certificate of Incorporation.  The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or by the Certificate of Incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 5.          Telephonic Meetings.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 6.          Action by Written Consent.  Unless the Certificate of Incorporation or the DGCL provides otherwise, any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing to the adoption of a resolution authorizing the action so taken, shall be signed by all of the directors or all of the members of such committee, as the case may be.

ARTICLE V

COMMITTEES

Section 1.          General.  The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate, from among its members, committees, each consisting of two or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board of Directors, except as otherwise required by law.  Vacancies in the membership of any committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors.

Section 2.          Compensation Committee.  The compensation committee shall consist of not less than two nor more than eight members whose chairman shall also be named by the Board of Directors.  The compensation committee shall prescribe the compensation of the Chief Executive Officer and such other officers as such committee deems necessary.

Section 3.          Audit Committee.  The audit committee shall consist of not less than two nor more than eight members elected by the Board of Directors from among their own number; provided, however, that all of the members of the committee shall be independent directors.  The chairman of the committee shall also be selected by the Board of Directors.  The audit committee shall recommend to the Board of Directors the firm to be employed by the Corporation as its external auditor; shall consult with the persons chosen to be the external auditors with regard to the plan of audit; shall review the fees of the external auditors for audit and non-audit services; shall review, in consultation with the external auditors, their report of audit, or proposed report of audit, and the accompanying management letter, if any; shall review with management and the external auditor before publication or issuance, the annual financial statement, and any annual reports to be filed with the Securities and Exchange Commission; shall consult with the external auditors (periodically, as appropriate, out of the presence of management) with regard to the adequacy of the internal auditing and general accounting functions of the Corporation; shall consult with the internal auditors (periodically, as appropriate, out of the presence of management) with regard to cooperation of corporate divisions with the internal auditing and accounting departments and the adequacy of corporate systems of accounting and controls; shall serve as a communications liaison between the Board of Directors, the external auditors, and the internal auditors; and shall perform such other duties not inconsistent with the spirit and purpose of the committee as are delegated to it by the Board of Directors.

Section 4.          Nominating Committee.  The Board of Directors may elect from its membership a nominating committee of not less than two nor more than eight members elected by the Board of Directors from among their own number.  The nominating committee shall meet periodically to review the qualifications of potential Board of Directors candidates from whatever source received; shall report its findings to the Board of Directors and propose nominations for Board of Directors membership for approval by the Board of Directors and for submission to stockholders for approval; and shall review and make recommendations to the Board of Directors, where appropriate, concerning the size of the Board of Directors and the frequency of meetings.  The nominating committee shall have and exercise all such power as it shall deem necessary for the performance of its duties.

Section 5.          Meetings.  Meetings of the executive committee, the nominating committee, the compensation committee, and the audit committee or any other committee shall be held on call of the Chairman of the Board or any committee member.  Two or more members of a committee shall constitute a quorum.

ARTICLE VI

NOTICES

Section 1.          General.  Whenever, under the provisions of the DGCL or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by electronic transmission.

Section 2.          Waiver.  Whenever any notice of a meeting is required to be given under the provisions of the DGCL or under the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VII

OFFICERS

Section 1.          General.  The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer, such Vice Presidents as shall from time to time be deemed necessary, a Secretary, such Assistant Secretaries as shall from time to time be deemed necessary, and a Chief Financial Officer.  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.  Any two or more offices may be held by the same person, except the offices of Chief Executive Officer and Secretary.

Section 2.          Term; Removal and Vacancies.  The officers of the Corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 3.          Chairman of the Board.  The Chairman of the Board shall be chosen from among the directors and shall preside at all meetings of the stockholders and the Board of Directors and shall perform such other duties and possess such powers as are customarily vested in such office or as may be vested in the Chairman of the Board by the Board of Directors, the Certificate of Incorporation or these By-laws.

Section 4.          Chief Executive Officer.  The Chief Executive Officer of the Corporation shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 5.          Vice President.  The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the chief executive officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 6.          Secretary.  The Secretary shall attend all meetings of the Board of Directors (subject to the authority of the Board of Directors to appoint another person to serve as secretary at any such meeting or portion thereof) and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or chief executive officer, under whose supervision he or she shall be.  He or she shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 7.          Assistant Secretary.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 8.          Chief Financial Officer.  The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

If required by the Board of Directors, he or she shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

ARTICLE VIII

INDEMNIFICATION

Section 1.          Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee, fiduciary or administrator of any pension, profit sharing or other benefit plan for any of the Corporation’s employees, against expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2.          Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 3.          Authorization of Indemnification.  Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation unless in the specific case a determination is made that indemnification of the director, officer, employee or agent is not proper in the circumstances because such person has not met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.  Such determination may be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders.  To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4.          Good Faith Defined.  For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.  The term “another enterprise” as used in this Section shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent.  The provisions of this Section shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

Section 5.          Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.  Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

Section 6.          Expenses Payable in Advance.  Expenses incurred in defending a civil or criminal action, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.   Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7.          Non-Exclusivity and Survival of Indemnification.  The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any By-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law.  The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise.

A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or these By-laws shall not be eliminated or impaired by an amendment to the Certificate of Incorporation or these By-laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 8.          Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 9.          Meaning of “Corporation” for Purposes of Article VIII.  For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 10.          Term of Indemnification.  The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 11.          Severability.  If any word, clause or provision of this Article VIII or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

Section 12.          Intent of Article.  The intent of this Article VIII is to provide for indemnification to the fullest extent permitted by the DGCL.  To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article VIII shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by law.

ARTICLE IX

BUSINESS COMBINATION STATUTE

The Corporation hereby elects not to be governed by, or subject to, Section 203 of the DGCL.

ARTICLE X

CERTIFICATES FOR SHARES

Section 1.          General.  The shares of the Corporation shall be represented by certificates or shall be uncertificated.  Certificates shall be signed by the Chairman of the Board, the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof.

When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

Section 2.          Signatures.  Any and all signatures of the officers of the Corporation upon a certificate may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 3.          Replacement Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed.  When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate shall be cancelled and the transaction shall be recorded upon the books of the Corporation.

Section 4.          Stockholders of Record.  Except as otherwise provided in Section 8 of Article II, for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders.  Such date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than sixty nor less than ten days (unless the DGCL permits a shorter time) before the date of any meeting nor more than sixty days prior to any other action.  When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 5.          Stockholder List.  A list of stockholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be prepared at least 10 days prior to any meeting of the stockholders.  If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

ARTICLE XI

GENERAL PROVISIONS

Section 1.          Dividends.  Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor under the DGCL.  Dividends may be paid in cash, in shares of the capital stock or in the Corporation’s bonds or its property, including the shares or bonds of other corporations subject to any provisions of law and of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.          Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.          Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.          Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 5.          Exclusive Jurisdiction.  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-laws, (d) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these By-laws, and (e) any action asserting a claim governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5 of Article XI.

ARTICLE XII

AMENDMENTS

These By-laws may be amended or repealed or new By-laws may be adopted at any regular or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting.  These By-laws may also be amended or repealed or new By-laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors.  If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-law so adopted, amended or repealed, together with a precise statement of the changes made.  By-laws adopted by the Board of Directors may be amended or repealed by the stockholders.

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